                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-8 (Nos. 33-46886 and 33-56878) of Conner Peripherals, Inc. of our report dated January 20, 1994, appearing on page 29 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-3 of this Form 10-K.

/s/ PRICE WATERHOUSE

Price Waterhouse
San Jose, California
March 31, 1994